SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2003

AboveNet, Inc. (formerly Metromedia Fiber Network, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23269	11-3168327
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Hamilton Avenue White Plains, New York		10601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 421-6700

Metromedia Fiber Network, Inc.

(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership

Confirmation of the Plan

On August 21, 2003, the Honorable Adlai S. Hardin, Jr., United States Bankruptcy Judge, United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc., et al. dated as of July 1, 2003, as amended (the “Plan”).  In anticipation of its emergence from bankruptcy and in accordance with the Plan, Metromedia Fiber Network, Inc. changed its name to AboveNet, Inc. (the “Company”).

A copy of the Plan is attached to this Current Report on Form 8-K as Exhibit 2.1.  All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

A copy of the Company’s Plan Supplement filed with the Bankruptcy Court on August 14, 2003 is attached to this Current Report on Form 8-K as Exhibit 2.2.

A copy of the Company’s Supplement to the Plan Supplement filed with the Bankruptcy Court on August 28, 2003 is attached to this Current Report on Form 8-K as Exhibit 2.3.

A copy of the Confirmation Order is attached to this Current Report on Form 8-K as Exhibit 99.1.

Background of the Plan

As previously reported in a Form 8-K filed by the Company on May 20, 2002 (the “Petition Date”), the Company and most of its domestic subsidiaries filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court.  A hearing on the Plan was held on August 21, 2003, and the Confirmation Order was entered on the same date.  While certain holders of Class 6(c) Claims have filed a Notice of Appeal with respect to portions of the Confirmation Order, the Company expects to satisfy or waive all of the condition precedent to the effectiveness of the Plan and to emerge from proceedings under Chapter 11 of the Bankruptcy Code on or about September 8, 2003 (the “Effective Date”).

Distributions under the Plan

Under the Plan, the Company will distribute the following:

(1)                                  New Senior Secured Notes;

(2)                                  Common Stock, par value $.01 per share (the “New Common Stock”);

(3)                                  Five Year Warrants to purchase New Common Stock (the “Five Year Warrants”);

(4)                                  Seven Year Warrants to purchase New Common Stock (the “Seven Year

Warrants”);

(5)                                  Rights exercisable for New Common Stock; and

(6)                                  Cash.

Pursuant to the Plan, the Company will distribute, at the times and in the manner contemplated by the Plan, a total of 8,750,000 shares of New Common Stock, warrants to purchase 1,544,117 shares of New Common Stock and rights exercisable for 1,669,210 shares of New Common Stock to certain holders of Claims under the Plan as of the Effective Date.  The Company is also authorized to implement a Management Incentive Plan under which it may issue 1,064,956 shares of New Common Stock.

The following table describes the treatment of holders of each Class of Claims or Equity Interests under the Plan.  The following summary of the material features of the Plan is qualified in the entirety by reference to the full text of the Plan, the subsequent amendments thereto and the Confirmation Order:

Class 1(a)	Composition. Class 1(a) shall consist of holders of Citicorp Secured Claims other than the Kluge Trust.

Treatment.  In exchange for their Claims, the holders of the Citicorp Secured Claims, other than the holders of Class 1(b) Secured Claims will receive a Senior Secured Note issued by the Company in principal amount of $78,435,213.80 due September 30, 2008 (the “New Senior Secured Notes”).  The New Senior Secured Notes will be guaranteed by all of the domestic wholly-owned subsidiaries of the Company.  The material terms are set forth below:

Agents	Collateral Agent to be determined (the “Collateral Agent”).

Interest

Payable quarterly in arrears on March 31, June 30, September 30 and December 31 (365/360).  The opening interest rate shall be 11.0%.  The interest rate shall be adjusted, downward or upward, as the case may be, in accordance with the following grid, with the adjustment to be effective as of the 1st day of the next succeeding quarterly interest period:

	When the Consolidated Debt Coverage Ratio(1/) Is:	Applicable Interest Rate

	6.0x or higher	11.0%
	Between 5.0x and 5.99x	9.0%
	Between 4.0x and 4.99x	7.0%
	3.99x or lower	6.0%

(1/) This is the same ratio used to determine compliance with the “Consolidated Debt Coverage” covenant below.

Amortization	$2 million quarterly sinking fund payments starting December 31, 2005, with the balance due at maturity.

Cash Distribution

Within 30 days of receipt of the proceeds of the Rights Offering, an amount equal to 18% of such proceeds, but in no event greater than the aggregate amount necessary to reduce the Principal Amount outstanding to $70 million.

Mandatory Prepayments

Asset Sales: 75% of net cash proceeds of all asset sales above $3 million, payable on the 30th day following consummation of such sale.  The Note Agreement to be negotiated will include an “ordinary course” exception for specified types of arm’s-length sales for fair value, provided the Noteholders’ liens attach to any non-cash proceeds of such sales.

	Subsequent Financings: 75% of the net proceeds received from the issuance of any debt securities by the Company or any Guarantor, payable within 30 days of such financing.

Casualty: 100% of the net available proceeds of any casualty insurance received, except to the extent the proceeds thereof are promptly used to repair or reinvest in the equipment that was the subject of such casualty.

MFN Germany Note: 100% of the cash proceeds received from the MFN Germany Note upon receipt thereof, payable two-thirds to the Noteholders and one-third to Lucent (or a subsequent holder of Lucent’s claim) on a pro rata basis.

Security

The New Senior Secured Notes will be secured by all of the assets of the Company and each of the guarantors as of the Closing Date (including the stock of first-tier foreign subsidiaries, subject to the customary exception for dormant entities with no or de minimis assets), and all domestic assets acquired subsequent to that date; all domestic deposit and other accounts to be with the Collateral Agent or with one of the Noteholders, except that the security interests in the capital stock of the first-tier foreign subsidiaries shall be limited to 65% of such capital stock.

Optional Prepayment	The New Senior Secured Notes may be prepaid, in part or in full, at any time without premium or penalty.

Restrictive Covenants

No Merger, Consolidation: The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any person, except to the extent that (i) the Company is the surviving corporation of such merger or consolidation, (ii) the surviving corporation expressly assumes all of the obligations in respect of the New Senior Secured Notes and is not in default thereunder, and (iii) the Company has obtained the consent of the Noteholders.

	Minimum Cash Balance: The Company shall at all times maintain an unrestricted cash balance of not less than the relevant amount indicated below:

	Principal Amount Outstanding	Minimum Unrestricted Cash

	$60,000,000 or higher	$35,000,000
	Between $50,000,000 and $59,999,999	$32,500,000
	Between $30,000,000 and $49,999,999	$30,000,000
	Below $30,000,000	Same as principal amount outstanding at the time

Liens: The Company and the guarantors shall not create, incur, assume or permit to exist any lien on any property or assets except the liens created to secure the New Senior Secured Notes, other than customary exceptions and carve-outs.

Fixed Charge Coverage: The Company will not permit the Fixed Charge Coverage Ratio during any specified period to be less than Ratios to be specified.

For the purposes of this calculation, the Fixed Charge Coverage Ratio shall be EBITDA(2/) minus CapEx(3/) divided by Interest Expense, all for the trailing 12 months being tested.

Consolidated Debt Coverage: The Company will not at any time permit Consolidated Debt Coverage Ratio during specified periods to exceed Ratios to be specified.

For the purposes of this calculation, the Consolidated Debt Coverage Ratio shall be Consolidated Debt divided by the last twelve months EBITDA.

The ratios in the above two covenants are intended to provide an approximately 30% EBITDA cushion for Q3 04 through Q4 05 and a 25% EBITDA cushion thereafter, in each case compared to the EBITDA projections in the June 2003 business plan.  The parties agree to work in good faith to develop ratios consistent with the foregoing, subject to capping the Fixed Charge Coverage Ratio at 2.0x and flooring the Consolidated Debt Coverage Ratio at 3.0x.

Restricted Payments and Restricted Investments: The Company will not, and will not permit any of its subsidiaries to, declare or make, or incur any liability to declare or make, any restricted payment or restricted investment (as customarily defined and subject to customary exceptions).  As an additional exception, the Company shall be permitted to make payments for employment contract stock repurchases of up to (i) $750 thousand in fiscal year 2004, (ii) $750 thousand in fiscal year 2005 plus any unutilized portion of the 2004 allowance, and (iii) $750 thousand per fiscal year thereafter.

Additional Debt: The Company shall not incur any senior debt other than the New Senior Secured Notes and any senior debt issued pursuant to the Chapter 11 Plan.  The Company shall not incur any subordinated debt other than subordinated debt issued pursuant to the Chapter 11 Plan unless, after taking into account the Mandatory Prepayment from subsequent financings, the pro forma

(2/) This and all covenant calculations shall exclude (i) deferred revenue, (ii) European operations, and (iii) no more than $2.5 million per year in incentive payments to employees in accordance with an employee incentive plan and/or employment contracts approved by the new board of directors.

(3/) Since cumulative EBITDA less CapEx is negative or close to zero in the June 2003 plan until Q4 04, CapEx is to be excluded in calculating the Fixed Charge Coverage Ratio for Q3 04 and Q4 04.

	Fixed Charge Coverage Ratio on total debt is greater than 0.75x and the pro forma Fixed Charge Coverage Ratio on the New Senior Secured Notes is greater than 1.0x.

Change of Control: The Company will, within 5 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each Noteholder.  If a Change in Control has occurred, such notice shall contain and constitute an offer to each Noteholder to prepay all, but not less than all, of such Noteholder’s Notes at par.

Events of Default	The New Senior Secured Notes contain customary events of default and the cure provisions described below.

The Company at its option can cure the covenant defaults identified in Parts 1 and 2 below by making the principal prepayment indicated (together with accrued interest on the amount being prepaid) within such 30-day period, in which event the default(s) shall automatically be deemed to have been cured and no Event of Default shall occur.

	Part 1

	Covenant Breach	Cure Payment

	Fixed Charge Coverage Ratio for quarter ended 9/30/04 or for quarter ended 12/31/04 is less than x but equal to or greater than x	$2,500,000

	Fixed Charge Coverage Ratio for quarter ended 9/30/04 or for quarter ended 12/31/04 is less than x but equal to or greater than x	$5,000,000

	Consolidated Debt Coverage Ratio for quarter ended 9/30/04 or for quarter ended 12/31/04 is greater than x but equal to or less than x	$2,500,000

	Consolidated Debt Coverage Ratio for quarter ended 9/30/04 or for quarter ended 12/31/04 is greater than x but equal to or less than x	$5,000,000

The ratios in the foregoing scenarios are intended to provide an EBITDA cushion of between 30% and 35% in order to trigger the $2,500,000 cure payment and an EBITDA cushion of between 35% and 40% to trigger the $5,000,000 cure payment; in all cases compared to the projections in the June 2003 business plan.  The parties agree to work in good faith to develop ratios consistent with the foregoing.

Provided further, that if both covenants are breached as to the same quarter, only one cure payment to be made for such quarter without double counting (i.e., either $2,500,000 or $5,000,000 total for that quarter); if one cure payment amount is $2,500,000 and the other is $5,000,000, then the higher cure payment amount shall control; if either or both covenants are breached as to more than one quarter, then the relevant cure payment must be made with respect to each relevant quarter.

Part 2

Covenant Breach	Cure Payment

Fixed Charge Coverage Ratio for any quarter ending after 12/31/04

An amount such that, on a pro forma basis assuming that such amount had been paid exactly one year earlier than the last day of the quarter being tested, the Fixed Charge Coverage Ratio as of such last day would have been in covenant compliance

Consolidated Debt Coverage Ratio for any quarter ending after 12/31/04
An amount such that the Consolidated Debt Coverage Ratio as of the last day of the quarter being tested would be in covenant compliance

Class 1(b)	Composition. Class 1(b) shall consist of the Kluge Trust with respect to the Citicorp Secured Claim held by it.

Kluge Trust Secured Claims	Treatment. The Allowed Class 1(b) Claim will be treated as follows:

On the Effective Date, the Company shall issue 944,773 shares of New Common Stock to the Kluge Trust in exchange for (i) the Kluge Cancellation, and (ii) the reinvestment by the Kluge Trust, in Cash, of all amounts paid to the Kluge Trust by the Company and its subsidiaries during the Chapter 11 Cases, including all prior principal and interest payments, which amount equals approximately $12.1 million.  The foregoing transactions are referred to herein as the “Kluge Equitization.”

Under the Plan, Kluge, the Kluge Trust, Metromedia Company, and any Kluge Insider, for themselves and their successors, assigns and transferees shall have irrevocably agreed to the cancellation, effective on the Effective Date, of all of their Claims against all of the Company and its subsidiaries, including (i) the Unsecured Claim of approximately $150,000,000 against MFN pursuant to the terms of the 8.5% Senior Convertible Notes due 2011, which Senior Convertible Notes shall be cancelled and (ii) any Setoff Claims; provided, however, that notwithstanding the foregoing, (x) the Kluge Insiders and the Kluge Trust shall retain any Class 6(b) or Class 7 claims for rights of indemnification as provided for in the Plan, (y)  subject to receipt by the Committee and the Company of a representation and warranty of each of Kluge and the Kluge Trust that the Kluge Trust and/or Kluge became a holder of a Class 6(a) Claim (other than a Class 6(a) Claim consisting of Senior Convertible Notes to be cancelled pursuant to the Kluge Cancellation) with an aggregate principal Face Amount of $50 million prior to the Petition Date, the Class 6(a) Claims held by the Kluge Trust up to and including an aggregate principal Face Amount of $50 million (other than Class 6(a) Claims (A) consisting of Senior Convertible Notes, which Senior Convertible Notes shall be cancelled, and (B) in excess of $50 million in aggregate principal Face Amount) shall receive identical treatment as Class 6(a) Claims held by holders other than the Kluge Trust, and (z) the Kluge Trust shall be entitled to have its Claims resolved in the manner provided for in the Plan (the foregoing cancellation being referred to as the “Kluge Cancellation”); and

On the Effective Date, the Kluge Trust shall be obligated to (i) purchase the Excess Rights Shares, and (ii) pay the corresponding aggregate per share purchase price therefor (the “Kluge Rights Offering Obligation”).

Distribution.  On the Initial Distribution Date, or as soon as reasonably practicable thereafter, the Company shall issue to the holder of the Allowed Class 1(b) Claim, 944,773 shares of New Common Stock.

Class 2	Composition. Class 2 shall consist of the holders of Schedule 1 Other Secured Claims.

Schedule 1 Other Secured Claims	Treatment. Holders of Allowed Schedule 1 Other Secured Claims shall have Class 2 Claims and Class 7 Claims as set forth below.

(a)  Each such holder’s Allowed Schedule 1 Other Secured Claim shall be treated partially as an Allowed Class 2 Claim and partially as an Allowed Class 7 Claim.  The Allowed Class 2 Claim portion shall be equal to 20% of such holder’s Schedule 1 Other Secured Claim and the Allowed Class 7 Claim portion shall be the balance thereof.

(b) Each such holder of an Allowed Class 2 Claim shall receive, in full and final satisfaction of, settlement, release and discharge of, and in exchange for, such Allowed Class 2 Claim portion of their Schedule 1 Other Secured Claim the number of shares of New Common Stock listed on Schedule 1 to the Plan opposite such holder’s name.  The aforesaid consideration shall be distributed by the Company to such holders on the Initial Distribution Date, or as soon as reasonably practical thereafter.

Class 3	Composition. Class 3 shall consist of the holders of Ad Valorem Secured Tax Claims.

Ad Valorem Secured Tax Claims

Treatment and Distributions.  Each holder of an Allowed Class 3 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 3 Claim, one of the following: (i) in the sole discretion of the Company and its subsidiaries, either (A) Cash equal to the unpaid portion of such Allowed Class 3 Claim, or (B) a Cash payment six (6) years after the date of assessment of such Allowed Class 3 Claim, in an amount equal to the amount of such Allowed Class 3 Claim, plus interest paid annually in arrears at the Case Interest Rate, or (ii) such other treatment as to which the Company and its subsidiaries and such holder shall have agreed in writing.  The Company and its subsidiaries may pay any Allowed Class 3 Claim, or any remaining balance of any Allowed Class 3 Claim, in full or in part at any time without premium or penalty.  Each holder of an Allowed Class 3 Claim shall retain its existing Lien until payment in full of such Allowed Class 3 Claim, at which time such Lien shall be extinguished.  The Company and its subsidiaries believe that certain Ad Valorem Secured Tax Claims are based on excessive assessments and reserve the right to challenge the validity of such Claims to the extent that they have not already been challenged.  The Company and its subsidiaries have nevertheless assumed for the purposes of their Projections that such Claims are valid.  The collateral underlying such Ad Valorem Secured Tax Claims generally consists of the taxable property of the Company and its subsidiaries residing the jurisdiction of the local taxing entity holding such Ad Valorem Secured Tax Claims.  The Collateral securing such Claims also constitutes Collateral securing the Citicorp Secured Claims. Generally, Ad Valorem Secured Tax Claims are senior in priority to the Citicorp Secured Claims with respect to the Collateral which secures such Ad Valorem Secured Tax Claims.

To the extent that the value of the Collateral securing an Allowed Class 3 Claim is less than the total amount of such Claim, the difference will be treated as an Allowed Priority Tax Claim, but only to the extent that such Claim is entitled to a priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

Class 4	Composition. Class 4 shall consist of the holders of General Secured Claims.

General Secured Claims

Treatment.  Each holder of an Allowed Class 4 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 4 Claim, an amount equal to its Allowed Class 4 Claim consisting of one or a combination of the following, in the sole discretion of the Company and its subsidiaries: (i) a return of some or all of the Collateral securing such Allowed Class 4 Claim, (ii) Cash in an amount not to exceed the Allowed amount of such Claim, (iii) deferred Cash payments over a period not to exceed five (5) years after the Effective Date, plus interest on the unpaid portion thereof at the Case Interest Rate, (iv) the net proceeds of the sale of the Collateral or (v) such other treatment as to which the Company and its subsidiaries and such holder shall have agreed upon in writing.  The Company and its subsidiaries reserve the right to pay any Allowed Class 4 Claim, or any remaining balance of any Allowed Class 4 Claim, in full or in part, at any time without premium or penalty.

The Company and its subsidiaries believe that certain General Secured Claims are not valid and the Company and its subsidiaries reserve the right to challenge the validity of such Claims to the extent that they have not already been challenged.  The Company and its subsidiaries have nevertheless assumed for the purposes of their Projections that such Claims are valid.  The Collateral underlying such General Secured Claims generally consists of property of the Company and its subsidiaries in which the holders of the Claims assert either a state law mechanics lien or a purchase money security lien.  The Collateral securing such Claims also constitutes Collateral securing the Citicorp Secured Claims.  General Secured Claims may in many instances be senior in priority to the Citicorp Secured Claims with respect to the Collateral which secures such Claims.

Liens.  Each holder of an Allowed Class 4 Claim shall, without further action, release those of its Liens existing immediately prior to the Effective Date, which Liens shall be extinguished as of the Effective Date, and the applicable Debtor(s) shall grant to such holder a new Lien, effective as of the Effective Date, covering the same Collateral which secured such Allowed Class 4 Claim under such Liens existing immediately prior to the Effective Date, and such holder shall be entitled to retain such new Lien until payment in full or other satisfaction of the Allowed Class 4 Claim, at which time such Lien shall be extinguished.  The Company and its subsidiaries may pay any Allowed Class 4 Claim, or any remaining balance of any Allowed Class 4 Claim, in full or in part at any time without premium or penalty.

Deficiency of Collateral.  The amount distributed to the holder of an Allowed Class 4 Claim shall not exceed the value of the Collateral securing such Claim.  To the extent, if any, that the value of the Collateral securing an Allowed Class 4 Claim is less than the total amount of such Claim, the difference shall be treated as either (x) in the case of Claims with respect to which one or more of the Subsidiaries is the Primary Obligor, a Class 7 Claim, and (y) in the case of Claims with respect to which MFN is the Primary Obligor, a Class 6(b) Claim, and the holder of such Claim may be entitled to receive the applicable distributions otherwise made to the holders of Allowed Class 6(b) Claims or Class 7 Claims, as the case may be.

Class 5	Composition. Class 5 shall consist of the holders of Other Priority Claims.

Other Priority Claims

Treatment and Distributions. The Company will pay to each holder of an Allowed Class 5 Claim an amount in Cash equal to such holder’s Allowed Other Priority Claim, on the later of: (i) the Initial Distribution Date, (ii) the date Interim Distribution Date immediately following the date on which such Claim becomes an Allowed Other Priority Claim, or (iii) a date agreed upon by the Company and the holder of such Allowed Other Priority Claim, or as soon thereafter as is practicable.

Class 6(a)	Composition. Class 6(a) shall consist of the holders of MFN Senior Unsecured Noteholder Claims other than those Claims being cancelled pursuant to the Kluge Cancellation.

MFN Senior Unsecured Noteholder Claims

Treatment.  The holders of Allowed Class 6(a) Claims shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, the Allowed Class 6(a) Claims (i) the Aggregate Class 6(a) Shares, (ii) the Class 6(a) Five Year Warrants, (iii) the Class 6(a) Seven Year Warrants, and (iv) the Class 6(a) MFN Avoidance Proceeds (collectively, the “Class 6(a) Distribution”).

Distributions.

(a)               Initial Distributions. On the Initial Distribution Date, or as soon as reasonably practicable thereafter, the Company shall issue to each holder of an Allowed Class 6(a) Claim, 90% of such holder’s pro rata share of the Class 6(a) Distribution.  An Allowed Class 6(a) Claim holder’s  pro rata share of the Class 6(a) Distribution shall, in each case, be calculated by dividing (A) the aggregate amount of the Allowed Class 6(a) Claims held by such holder (including the aggregate amount of any Claims previously constituting Class 6(c) Claims allocated to such holder pursuant to Article IV of the Plan) by (B) the aggregate amount of the Allowed Class 6(a) Claims held by all such holders (including the aggregate amount of Allowed  Claims previously constituting Class 6(c) Claims allocated to the holders of Class 6(a) Claims pursuant to Article IV of the Plan), and multiplying the resulting fraction by each of (V) the Aggregate Class 6(a) Shares, (W) the aggregate Class 6(a) Five Year Warrants, (X) the aggregate Class 6(a) Seven Year Warrants, and (Y) the aggregate Class 6(a) MFN Avoidance Proceeds.  The distribution calculation formulas described herein shall hereinafter be referred to collectively as the “Class 6(a) Distribution Formula.”

(b)                   Interim and Final Distributions.  If and to the extent a holder of a Disputed Class 6(a) Claim resolves its Claim (and therefore becomes a holder of an Allowed Class 6(a) Claim) after the Initial Distribution Date, the Company shall issue to  such holder, on the Interim Distribution Date immediately following the date on which such Claim becomes an Allowed Class 6(a) Claim or the Final Distribution Date, as applicable, such holder’s share (as calculated pursuant to the Class 6(a) Distribution Formula) of the Class 6(a) Distribution.  To the extent that (i) the resolution of Disputed Class 6(a) Claims, (ii) the resolution of Avoidance Proceedings or (iii) the fixing of previously contingent or unliquidated Claims would result in additional distributions to the holders of previously Allowed Class 6(a) Claims, the Company shall make additional distribution(s) pursuant to the Class 6(a) Distribution Formula to such holders on the Interim Distribution Dates (if the Company deems appropriate in its discretion) and in any event on the Final Distribution Date, provided, however, that (Y) each such subsequent distribution to the holder of an Allowed Class 6(a) Claim shall be net of all amounts previously distributed to such holder with respect to such Claim and (Z) for the calculation of the Class 6(a) Distribution Formula for the distribution on the Final Distribution Date, 90% shall be replaced by 100%.

Election Right.  Any holder of an Allowed Class 6(a) Claim in excess of $750 was entitled to have its Claim treated as a Class 8 Convenience Claim and receive $750 in full and complete satisfaction of such Allowed Class 6(a) Claim.

Class 6(b)	Composition. Class 6(b) shall consist of the holders of MFN Other Unsecured Claims other than those being cancelled pursuant to the Kluge Cancellation.

MFN Other Unsecured Claims

Treatment.  The holders of Allowed Class 6(b) Claims shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 6(b) Claims, the (i) the Aggregate Class 6(b) Shares, (ii) the Class 6(b) Five Year Warrants, (iii) the Class 6(b) Seven Year Warrants, and (iv) the Class 6(b) MFN Avoidance Proceeds (collectively, the “Class 6(b) Distribution”).

Distributions.

(a)  Initial Distributions. On the Initial Distribution Date, or as soon as reasonably practicable thereafter, the Company shall issue to each holder of an Allowed Class 6(b) Claim, 90% of such holder’s pro rata share of the Class 6(b) Distribution.  An Allowed Class 6(b) Claim holder’s  pro rata share of the Class 6(b) Distribution shall, in each case, be calculated by dividing (A) the aggregate amount of the Allowed Class 6(b) Claims held by such holder by (B) the aggregate amount of the Allowed Class 6(b) Claims held by all such holders, and multiplying the resulting fraction by each of (V) the Aggregate Class 6(b) Shares, (W) the aggregate Class 6(b) Five Year Warrants, (X) the aggregate Class 6(b) Seven Year Warrants, and (Y) the aggregate Class 6(b) MFN Avoidance Proceeds.  The distribution calculation formulas described herein shall hereinafter be referred to collectively as the “Class 6(b) Distribution Formula.”

(b) Interim and Final Distributions. If and to the extent a holder of a Disputed Class 6(b) Claim resolves its Claim (and therefore becomes a holder of an Allowed Class 6(b) Claim)

after the Initial Distribution Date, the Company shall issue to such holder, on the Interim Distribution Date immediately following the date on which such Claim becomes an Allowed Class 6(b) Claim or the Final Distribution Date, as applicable, such holder’s share (as calculated pursuant to the Class 6(b) Distribution Formula) of the Class 6(b) Distribution.  To the extent that (i) the resolution of Disputed Class 6(b) Claims, (ii) the resolution of Avoidance Proceedings or (iii) the fixing of previously contingent of unliquidated Claims would result in additional distributions to the holders of previously Allowed Class 6(b) Claims, the Company shall make additional distribution(s) pursuant to the Class 6(b) Distribution Formula to such holders on the Interim Distribution Dates (if the Company deems appropriate in its discretion) and in any event on the Final Distribution Date, provided, however, that (Y) each such subsequent distribution to the holder of an Allowed Class 6(b) Claim shall be net of all amounts previously distributed to such holder with respect to such Claim and (Z) for the calculation of the Class 6(b) Distribution Formula for the distribution on the Final Distribution Date, 90% shall be replaced by 100%.

Election Right.  Any holder of an Allowed Class 6(b) Claim in excess of $750 was entitled to have its Claim treated as a Class 8 Convenience Claim and receive $750 in full and complete satisfaction of such Allowed Class 6(b) Claim.

Class 6(c)	Composition. Class 6(c) shall consist of the holders of Claims against MFN arising under the Subordinated Indentures.

MFN Subordinated Claims

Treatment and Distributions.  Pursuant to Section 510(b) and (c) of the Bankruptcy Code, all contractual subordination provisions in the Indentures or other agreements shall be enforced for the purposes of all distributions under the Plan.  To the extent any such provisions are valid and enforceable under applicable non-bankruptcy law, distributions will be reallocated and distributed directly to those Creditors having the benefit of such subordination in accordance with the terms of such subordination agreements.  Accordingly, all distributions that would otherwise have been made to the holders of Allowed Class 6(c) Claims shall instead be re-allocated and issued Pro Rata to the holders of Allowed Class 6(a) Claims.

Class 7	Composition. Class 7 shall consist of the holders of Subsidiary Unsecured Claims.

Subsidiary Unsecured Claims

Treatment.  Holders of Allowed Class 7 Claims shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, the Allowed Class 7 Claims, the Aggregate Class 7 Shares (the “Class 7 Distribution”).

Distributions.

(a)               Initial Distributions.  On the Initial Distribution Date, or as soon as reasonably practicable thereafter, the Company shall issue to each holder of an Allowed Class 7 Claim, 90% of such holder’s pro rata share of the Class 7 Distribution.  An Allowed Class 7 Claim holder’s pro rata share of the Class 7 Distribution shall, in each case, be calculated by dividing (A) the aggregate amount of the Allowed Class 7 Claims held by such holder by (B) the aggregate Calculated Amount of Class 7 Claims held by all such holders, and multiplying the resulting fraction by the Aggregate Class 7 Shares.  The distribution calculation formulas described herein shall hereinafter be referred to collectively as the “Class 7 Distribution Formula.”

(b)              Interim and Final Distributions.  If and to the extent a holder of a Disputed Class 7 Claim resolves its Claim (and therefore becomes s holder of an Allowed Class 7 Claim) after the Initial Distribution Date, the Company shall issue to such holder, on the Interim Distribution Date immediately following the date on which such Claim becomes an Allowed Class 7 Claim or the Final Distribution Date, as applicable, such holder’s share (as calculated pursuant to the Class 7 Distribution Formula) of the Class 7 Distribution.  To the extent that resolution of Disputed Class 7 Claims and/or Avoidance Proceedings would result in additional distributions to the holders of previously Allowed Class 7 Claims, the Company shall make additional distribution(s) pursuant to the Class 7 Distribution Formula to such holders on the Interim Distribution Dates (if the Company deems appropriate in its discretion) and in any event on the Final Distribution Date, provided, however, that (Y) each such subsequent distribution to the holder of an Allowed Class 7 Claim shall be net of all amounts previously distributed to such holder with respect to such Claim and (Z) for the calculation of the Class 7 Distribution Formula for the distribution on the Final Distribution Date, 90% shall be replaced by 100%.

Election Right.  Any holder of an Allowed Class 7 Claim in excess of $750 was entitled to have its Claim treated as a Class 8 Convenience Claim and receive $750 in full and complete satisfaction of such Allowed Class 7 Claim.

Class 8	Composition. Class 8 shall consist of the holders of Convenience Claims.

Convenience Claims

Treatment.  Each holder of an Allowed Class 8 Claim will receive Cash in an amount equal to 100% of such Allowed Class 8 Claim in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 8 Claim.

Distributions.  Distributions of Cash to holders of Allowed Class 8 Claims will be made on the later of (i) the Initial Distribution Date, or (ii) the Interim Distribution Date following the date on which such Claim becomes an Allowed Class 8 Claim, or as soon thereafter as reasonably practicable.

Class 9	Composition. Class 9 shall consist of the holders of Equity Interests and/or Claims related thereto.

Equity Interests and Claims

Treatment.  The holders of Equity Interests and/or Claims related to the purchase and sale thereof shall not receive or retain any interest or property under the Plan.  On the Effective Date, all Equity Interests and/or Claims related thereto shall be extinguished and the certificates and all other documents, agreements and instruments representing such Equity Interests shall be deemed cancelled and of no further force and effect.

Initial Distribution Date

Except as otherwise provided in the Plan, the initial distribution date shall be the first business day which is 20 days after the effective date or such later date as shall be reasonably necessary in the discretion of the Company.

The New Common Stock

New Common Stock Ownership of the Company After the Initial Distribution(1)

Class	Shares	Percentage Ownership of Common Stock
Class 1(b)	944,773	10.8%
Class 2	3,369,876	38.5%
Class 6	1,685,433	19.3%
Class 7	2,749,918	31.4%
	8,750,000	100.0%

(1) Table illustrates allocation of New Common Stock and ownership percentages prior to giving effect to the Warrants, Rights Offering and the Management Incentive Plan, which is more fully described below.

The Company’s common stock is not listed on a national securities exchange or authorized for quotation on NASDAQ or any other national securities exchange. As a result, there will be limited liquidity in such common stock, which may make it difficult for holders of the common stock to sell such common stock at the price or at the time such holders may choose.  The Company does not anticipate being able to list the common stock on any national exchange until it has been current with its filings with the United States Securities and Exchange Commission (the “SEC”) for at least a year.  See Financial Information below for a discussion of the status of the Company’s SEC filings.  Even if it is then current in its SEC filings, there can be no assurance that the Company will be able to meet other applicable listing standards.

The Company does not believe adequate current public information exists regarding its business and financial condition to support a market in its securities.  Persons who propose to invest in the Company’s securities do so at their own risk.

The Warrants

Pursuant to the Plan, the Company is authorized to issue 709,459 Five Year Warrants which will expire 5 years after the Effective Date and 834,658 Seven Year Warrants which will expire 7 years after the Effective Date.  The exercise price of the Five Year Warrants is $20.00 per share.  The exercise price of the Seven Year Warrants is $24.00 per share.  The Warrants will be issued to the holders of the Class 6 and Class 7 Claims in partial exchange for their Claims, as set forth above.

The Rights Offering

In consideration of their Claims and subject to the Rights Offering document and the Plan, the Company is offering to holders of Class 1(b), 2, 6 and 7 Claims rights exercisable for up to 1,669,210 shares, or $50 million, of New Common Stock (the “Rights”). To be eligible to participate, holders of Claims must have held the Claims exchanged for the Rights as of August 21, 2003.  The Rights are non-transferrable.  Fiber, LLC, an entity owned by telecom industry pioneer and investor Craig McCaw, and the Kluge Trust, a trust associated with John Kluge, have agreed to purchase any shares offered in the Rights Offering which are not purchased by other holders of Claims.  Further, the Company has guaranteed Fiber, LLC a minimum of $12.5 million participation in the Rights Offering.

The Rights are being offered in partial exchange for each holder’s Claims.  The issuance of the Rights, and the New Common Stock issued upon exercise of the Rights, will be exempt from the registration requirements of the Securities Act pursuant to section 1145(a) of the Bankruptcy Code or as a private placement under Section 4(2) of the Securities Act and such securities (other than those securities being sold in a private placement) may be resold by the holders thereof without restriction, except to the extent that any such holder is deemed to be an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code with respect to such securities.  In the event that the Company believes that such exemption may not apply, it may withdraw or rescind the Rights Offering or cutback the number of shares allocated to any Rights participant, until such time as it may be satisfied that it may offer the Rights pursuant to an applicable exemption or a registration statement.

Each Right is exercisable at an exercise price of $29.9543 per share.

Management Incentive Plan

In accordance with the Plan and the amendments thereto, the AboveNet, Inc. Management Incentive Plan (the “Incentive Plan”), will become effective on the Effective Date.  Under the Incentive Plan, all employees, officers, directors and consultants of the Company are eligible for awards of incentive stock options, non-qualified stock options, restricted and unrestricted stock and restricted and unrestricted stock units (rights to receive shares of New Common Stock at a specified date in the future).  The total number of shares authorized for distribution under the Incentive Plan is 1,064,956.  As of the Effective Date and in accordance with the Plan, the officers of the Company will receive the following awards:

Name	Title	Option Grant*	Exercise Price	Stock Units**
John Gerdelman	President and CEO	42,000	$20.95	105,000
William LaPerch	Senior Vice President, Network Services	20,000	$20.95	50,000
Thomas Byrnes	Senior Vice President, Worldwide Sales and Marketing	16,500	$20.95	41,122
Michael Doris	Senior Vice President and Chief Financial Officer	16,500	$20.95	41,122
Robert Sokota	Senior Vice President and General Counsel	16,500	$20.95	41,122
Stephen Reitano	Senior Vice President and Chief Administrative Officer	16,500	$20.95	41,122

*                                         One-third of the options will vest on the first anniversary of the Effective Date and an additional one-third will vest on each of the second and third anniversaries of the Effective Date.  Upon a Change in Control (as defined in the Incentive Plan), 50% of all unvested options will immediately vest and all vested options will remain exercisable for remaining term of the options.  After the Change in Control, unvested options will continue to vest in accordance with the Incentive Plan and the Employment Agreement.

**           One-fifth of the stock units are not subject to forfeiture, four-fifths will be.  One-fifth of the stock units will vest on the first anniversary of the Effective Date and an additional one-fifth will vest on each of the second, third and fourth anniversaries of the Effective Date.  Upon a Change of Control, 50% of all unvested stock units will immediately vest.  After the Change in Control, unvested stock units will continue to vest in accordance with the Incentive Plan and the Employment Agreement.

Old Equity Securities vs. New Common Stock

The old Class A common stock of the Company, par value $.01 per share, outstanding as of the Petition Date; the old Class B common stock of the Company, par value $.01 per share, outstanding as of the Petition Date; the preferred stock of the Company authorized as of the Petition Date and any and all options, rights, and warrants to convert into or purchase any reserved shares of the foregoing and any related rights (including stock appreciation rights) were cancelled and/or discharged as of the Effective Date.

The New Common Stock to be issued to holders of Claims in Classes 1(b), 2, 6 and 7 as described above and subsequently pursuant to the exercise of the Five Year Warrants, the Seven Year Warrants and the Rights, will be the only class of stock of the Company immediately following the Effective Date.

The Kluge Standstill Agreement

On August 14, 2003, the Company, John W. Kluge (“Kluge”), the trust established pursuant to that certain Trust Agreement, dated May 30, 1984, as amended and restated and supplemented, between Kluge, as Grantor and Stuart Subotnick, Kluge and Chase Manhattan Bank as Trustees (the “Kluge Trust”) and Stuart Subotnick (Kluge, the Kluge Trust and Stuart Subotnick are hereinafter collectively referred to as the “Kluge Parties” and each is a “Kluge Party”) entered into a Standstill Agreement (the “Standstill Agreement”) as contemplated by the Plan.  Under the terms of the Standstill Agreement, the Kluge Parties are entitled to appoint one member of the Company’s board of directors for as long as the Kluge Parties retain at least 7.5% of the outstanding New Common Stock.  The Kluge Trust has named Stuart Subotnick as its nominee.

Kluge and the Kluge Trust have agreed to “standstill” and transfer restrictions provisions concerning the Company’s common stock.

Executive Officers

As of the Effective Date, the executive officers of the Company are:

•                  John Gerdelman, the President and Chief Executive Officer;

•                  William G. LaPerch, the Senior Vice President, Network Services;

•                  Thomas P. Byrnes, the Senior Vice President, Worldwide Sales and Marketing;

•                  Michael A. Doris, the Senior Vice President and Chief Financial Officer;

•                  Robert J. Sokota, the Senior Vice President and General Counsel; and

•                  Stephen V. Reitano, the Senior Vice President and Chief Administrative Officer.

Board of Directors

On the Effective Date, the Company’s Board of Directors will consist of seven (7) members as follows:

•                  John Gerdelman, the President and CEO;

•                  Stuart Subotnick;

•                  Michael J. Embler;

•                  Dennis O’Connell;

•                  Jeffrey Brodsky;

•                  Richard Shorten; and

•                  Richard Postma.

Financial Information

As of July 31, 2003, the consolidated assets and liabilities of the Company, on an unaudited and historical cost basis, were approximately $1,748,466,000 and $4,447,733,000 (of which approximately $4,359,396,000 are liabilities subject to compromise under the Plan), respectively.  On or about the Effective Date, the Company expects to implement “fresh start accounting,” which will require it to restate all its assets and liabilities at their fair value.  The impact of fresh start accounting is not reflected in the above disclosure of the assets and liabilities of the Company as of July 31, 2003.

As previously announced, the Company is reexamining its reported operating results for each of the quarterly periods included in the fiscal year ended December 31, 2001 with the assistance of KPMG LLP, who was appointed as the Company’s auditors effective December 2001.  In addition, the SEC initiated an investigation of the Company in early 2002 after the Company announced it would reexamine its reported operating results for the first three quarters of 2001. The investigation is continuing as of the date hereof.  The Company cannot predict how or when the investigation will be resolved.

The Company does not have audited financial statements for the years 2001 and 2002 or reviewed quarterly information for 2002 or 2003.  The Company’s auditors are currently auditing and reviewing such financial statements.  At this time, the Company cannot predict when such audits or reviews will be complete, but believes the Company may be required to restate previously issued financial reports.  Further, because the Company’s auditors have indicated they are unable to review the quarterly financial statements for 2001 in accordance with applicable professional standards, the Company is not planning to reissue such quarterly information.  The Company is not current with its quarterly or annual financial filings with the SEC as a result of having suspended such filings prior to the date on which the Company and its subsidiaries filed their voluntary Chapter 11 petitions.   While the Company hopes to resume filing such reports, and has devoted, and will continue to devote, significant resources to expedite the work necessary to make these filings, the Company cannot make any assurances as to when it will be in a position do so.

The Company does not believe adequate current public information exists regarding its business and financial condition to support a market in its securities.  Persons who propose to invest in the Company’s securities do so at their own risk.

The information contained in this Current Report on Form 8-K is a statement of the Company’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions regarding future developments. The Company may change its intention, belief or expectation at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on their behalf may issue.

By including any information in this Current Report on Form 8-K, the Company does not necessarily acknowledge disclosure of such information is required by applicable law or is material.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

2.1           Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc., et al. dated as of July 2, 2003.

2.2           Plan Supplement filed with the Bankruptcy Court on August 14, 2003

2.3           Amendment to Exhibit D of the Plan Supplement filed with the Bankruptcy Court on August 28, 2003

99.1         Order confirming the Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc., et al., entered on August 21, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 4, 2003

ABOVENET, INC.

(Registrant)

By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc., et al. dated as of July 2, 2003
2.2	Plan Supplement filed with the Bankruptcy Court on August 14, 2003
2.3	Amendment to Exhibit D of the Plan Supplement filed with the Bankruptcy Court on August 28, 2003
99.1	Order confirming the Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc., et al., entered on August 21, 2003